Exhibit 99.1

       Align Technology Appoints Warren S. Thaler to Board of Directors

    SANTA CLARA, Calif., June 7 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today announced that it has appointed Warren S. Thaler to its Board of Directors.
    "We are pleased that Warren has decided to join the board of Align as he and the Gund Investment Corporation have been long-time supporters and investors," said Thomas M. Prescott, President and Chief Executive Officer of Align Technology. "Warren brings strong experience in driving strategic focus and execution to companies. We will look to his leadership as we continue building a lasting and profitable company for our customers, shareholders and employees."
    Mr. Thaler is the President of Gund Investment Corporation. He directs real estate and venture capital investments, and assists with the management of the companies wholly owned by Gordon Gund. Prior to joining Gund Investment in 1990, Mr. Thaler worked in the corporate finance department of Drexel Burnham Lambert where he structured and marketed debt and equity securities for corporate issuers.
    Mr. Thaler received his B.A. from Princeton University and his M.B.A. from Harvard University. He serves on the board of directors of Cavaliers/Gund Arena Company and represents the Cleveland Cavaliers as its Alternate Governor at meetings of the National Basketball Association's Board of Governors. Mr. Thaler also serves on the boards of Ophthonix, Inc. and Valley Forge Pharmaceuticals, Inc.

    About Align Technology, Inc.
    Align Technology designs, manufactures and markets Invisalign, a proprietary new method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.
    To learn more about Invisalign or to find a certified Invisalign doctor, please visit www.invisalign.com or call 1-800-INVISIBLE.

    Forward-Looking Statements
    This news release contains forward-looking statements, including statements regarding Align's ability to build a lasting and profitable company. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's history of losses and negative operating cash flows, Align's ability to increase its revenue significantly while controlling expenses, Align's ability to raise additional capital as required, Align's limited operating history, customer demand for Invisalign, acceptance of Invisalign by consumers and dental professionals, competition from manufacturers of traditional braces, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, potential intellectual property or product liability claims or litigation, and the potential volatility of the market price of Align's common stock. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 9, 2004, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

    CONTACT: investor relations, Barbara Domingo of Align Technology, Inc., +1-408-470-1000, or investorinfo@aligntech.com; or Shannon Henderson of Ethos Communications, +1-678-417-1767, or shannon@ethoscommunication.com, for Align Technology, Inc.

SOURCE  Align Technology, Inc.
    -0-                             06/07/2004
    /CONTACT: investor relations, Barbara Domingo of Align Technology, Inc., +1-408-470-1000, or investorinfo@aligntech.com; or Shannon Henderson of Ethos Communications, +1-678-417-1767, or shannon@ethoscommunication.com, for Align Technology, Inc./
    /Web site:  http://www.invisalign.com /
    (ALGN)

CO:  Align Technology, Inc.
ST:  California
IN:  CPR MTC HEA
SU:  PER